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                                                                     EXHIBIT 4.4




                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                         SELECTIVE INSURANCE GROUP, INC.
                                AND SUBSIDIARIES

                    (AMENDED AND RESTATED AS OF MAY 8, 1996)

SECTION 1.        EFFECTIVE DATE

The effective date of the Plan, as amended and restated, is May 8, 1996 (the "Effective Date").

SECTION 2.        ELIGIBILITY

Each Director of Selective Insurance Group, Inc. (the "Company") is eligible to participate in the Plan.

SECTION 3.        DEFERRED COMPENSATION ACCOUNT

There shall be established for each participant a deferred compensation account in the participant's name.

SECTION 4.        AMOUNT OF DEFERRAL; ELECTION TO CONVERT TO COMMON STOCK

(a) A participant may elect to defer receipt for a calendar year of: (i) the retainer payable to the participant for board service, or (ii) the fees payable to the participant for attendance at board and committee meetings, or (iii) both the amounts of (i) and (ii). The amount deferred shall be credited to the participant's deferred compensation account.

(b) At any time on or after the Effective Date, and prior to January 1, 1997, each participant may exercise a one-time irrevocable election to convert the amount of cash held in the participant's deferred compensation account and the amount of deferred compensation accrued for the participant for the year ending December 31, 1996, in whole or in part, to shares of the common stock, par value $2.00, of the Company ("Common Stock"), and such shares of Common Stock (the "Deferred Shares") shall be credited to the participant's deferred compensation account. The number of Deferred Shares to be issued as a result of such conversion shall be determined by dividing the amount of cash in the participant's deferred compensation account on the date of such election, and on the date on which such deferred compensation, if any, shall be accrued, which the Participant shall elect to convert to Deferred Shares, by the "Fair Market Value" (hereinafter defined) of a share of Common Stock as of the date of such election or accrual, as the case may be. For the purposes hereof, the "Fair Market Value" of a share of Common Stock as of the date of such election shall be the average of the high and low selling prices of a share of Common Stock on the business day immediately preceding the date of such election or accrual, as the case may be, as reported by the Nasdaq
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National Market. Any fractional shares resulting from such conversion shall be rounded up to the nearest whole number of shares. No certificates for Deferred Shares will be issued to a participant except pursuant to a written request at the time of withdrawal of Deferred Shares from the Plan.

SECTION 5.        INTEREST ON DEFERRED AMOUNTS AND ACCUMULATED DIVIDENDS

(a) The cash balance in each participant's deferred compensation account shall be credited with interest on December 31 of each year (if on such date there is a cash balance in the account) equal to the amount of interest which would have been earned on the average cash balance in his account for the year at an annual rate of interest equal to the average one-year United States Treasury Bill rate for the year. Amounts withdrawn prior to any December 31 shall be credited with interest to the date of withdrawal calculated at an annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of withdrawal.

(b) In the event that cash dividends on Common Stock are declared and paid during the period commencing on the date of an election made pursuant to Section 4(b) and terminating on the date of issuance of the Deferred Shares (the "Deferred Share Period"), an amount equal to the amount of such dividends shall be credited to a participant's deferred compensation account as and when such dividends are paid by the Company as if such Deferred Shares had been issued and outstanding during the Deferred Share Period. The Company shall pay the participant on the date such participant's Deferred Shares are withdrawn from the Plan an amount in cash equal to the amount of such dividends, on a cumulative basis, and interest thereupon, if any, credited to such participant's account.

SECTION 6.        PERIOD OF DEFERRALS; TIME OF PAYMENT

A participant may elect to defer payment of the compensation deferred under the Plan until (a) a specified year in the future, (b) his attainment of age 70, or
(c) termination of his service as a Director of the Company. If alternative (a) is elected by the participant, payment will be made or will commence within sixty (60) days after the beginning of the year specified in his election. If alternative (b) or (c) is elected by the participant, payment will be made or will commence within sixty (60) days after his attainment of age 70 or termination of his service as a Director of the Company, as applicable. The election made by a participant for cash compensation deferred under the Plan shall apply to any Deferred Shares into which such cash shall have been converted pursuant to Section 4(b) hereof. If the foregoing alternative (a) was elected by the participant, the Deferred Shares and any accumulated deferred dividends and interest thereupon shall be issued and paid to the participant within sixty (60) days after the beginning of the year specified in such election. If the foregoing alternative (b) or (c) was elected by the participant, the Deferred Shares and any accumulated deferred dividends and interest thereupon shall be issued and paid within sixty (60) days after his attainment of age 70 or termination of his service as a Director, as applicable.

In the event of a "Change of Control, (as hereinafter defined) notwithstanding any participant's election, if such Change of Control results in the termination of a participant's service as a

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Director of the Company, payment of all compensation deferred under the Plan shall be made on the first day of the month following the termination of his service.

"Change of Control" means: (a) an acquisition of a controlling interest in the Company's voting securities, (b) an election contest, (c) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company, (d) a merger, (e) a consolidation or other business combination resulting in Directors constituting a majority of the Board of Directors of the Company nominated by management of the Company immediately prior to such Event ceasing to be Directors of the Company after such Event.

SECTION 7.        FORM OF PAYMENT

A participant may elect to receive payment of any compensation or Deferred Shares, and any accumulated deferred dividends and interest thereupon, deferred under the Plan in either (a) a lump sum or (b) up to five (5) approximately equal annual installments.

SECTION 8.        DEATH PRIOR TO RECEIPT

In the event that a participant dies prior to receipt of any or all of the amounts payable to him and/or Deferred Shares issuable to him pursuant to the Plan, any amounts and/or Deferred Shares remaining in the participant's deferred compensation account shall be paid or issued, as applicable, to his estate in a lump sum within sixty (60) days following the Company's notification of the participant's death.

SECTION 9.        ELECTION BY NOMINEE FOR DIRECTOR

An election to defer compensation under the Plan may be made by a nominee for election as a Director of the Company. Such election to defer compensation must be made not later than ten (10) days prior to his election as a Director. An election to convert cash held in a participant's deferred compensation account to Deferred Shares pursuant to Section 4(b) hereof shall be made by giving written notice to the Committee, through the Corporate Secretary, on a form provided by the Company and signed by the participant. Such election may be made once at any time after the Effective Date and prior to June 1, 1996.

SECTION 10.       MANNER OF ELECTING DEFERRAL

A participant may elect to defer compensation under the Plan for a calendar year by giving written notice to the Committee on Directors of the Company (the "Committee"), through the Corporate Secretary, on a form provided by the Company and signed by the participant, which notice shall include the amount to be deferred, the period of deferral and the form of payment. Such election must be made by the participant not later than December 20 of the year preceding the year for which the election is to apply, except in the case of a nominee for election as a Director.


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SECTION 11.       EFFECT OF ELECTION

A participant's election to defer compensation and as to the period of deferral and form of payment of the amount deferred shall be irrevocable once the period to which it applies has commenced and can only be revoked or modified upon (a) the application of the participant to the Committee for permission to withdraw part or all of his deferred compensation account balance, and (b) a showing by the participant of financial emergency or hardship, and (c) the concurrence of the Committee. The Committee shall have sole discretion in granting or denying such permission and in establishing guidelines for the administration of this
Section 11. A participant making application for withdrawal who is also a member of the Committee shall not take part in the Committee's consideration of such application or in the Committee's determination as to the request made therein.

An election covering more than one (1) calendar year may be revoked or modified by a participant with respect to calendar years not yet begun by written notice to the Committee received by not later than December 20 of the year prior to the first calendar year for which such revocation or modification is to apply.

SECTION 12.       PARTICIPANT'S RIGHTS UNSECURED

Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds invested hereunder shall continue for all purposes to be a part of the general funds of the Company. To the extent that a participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. The obligation of the Company to issue and deliver Deferred Shares shall be a general contractual obligation of the Company.

SECTION 13.       TITLE TO FUNDS REMAINS WITH CORPORATION

Deferred amounts in cash credited to each participant's deferred compensation account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such funds will remain with the Company and the Company's only obligation will be to make timely payments to participants in accordance with the Plan.

SECTION 14.       STATEMENT OF ACCOUNT

A statement will be furnished to each participant on or about May 1 of each year stating the balance of his deferred compensation account and the number of Deferred Shares as of the preceding December 31.

SECTION 15.       ASSIGNABILITY

No right to receive payments or the issuance of Deferred Shares hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.


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SECTION 16.       ADMINISTRATION

The Plan shall be administered by the Committee which shall maintain, or cause to be maintained, the records of the Plan. The Committee shall have the authority to adopt rules and regulations for the administration of the Plan and to interpret, construe and implement the provisions of the Plan.

The decision of the Committee as to matters pertaining to the Plan shall be conclusive and binding.

SECTION 17.       AMENDMENTS

The Plan may at any time or from time-to-time be amended, modified or terminated by the Company. No amendment, modification or termination shall, without the consent of the participant, reduce the balance of his deferred compensation account to his credit on the date of such amendment, modification or termination.




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                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                         SELECTIVE INSURANCE GROUP, INC.
                                AND SUBSIDIARIES


                               NOTICE OF ELECTION

In accordance with the Deferred Compensation Plan for Directors (the "Plan"), I hereby elect to defer receipt of the compensation payable to me for my services as a Director of Selective Insurance Group, Inc. and subsidiaries for the calendar year beginning January 1, 199_, as follows:

1)       AMOUNT TO BE DEFERRED  (check one)

         (a)      The retainer payable to me for board service        __________

         (b)      The fees payable to me for attendance at
                  board and committee meetings                        __________

         (c)      Both the retainer and the meeting fees              __________

2)       PERIOD OF DEFERRAL (check one)

         (a)    Until the termination of my services as a Director    __________

         (b)    Until my attainment of age 70 in _______              __________

         (c)    Until the year shown below:
                Specify year in which payment should
                be made or commence __________________                __________

3)       FORM OF PAYMENT OF DEFERRED
         COMPENSATION PLUS INTEREST
         CREDIT THEREON (check one)                                   __________

         (a)    Lump sum                                              __________

         (b)    Approximately equal annual installments
                over ______ years
                (up to five - specify number)                         __________

I understand that in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the balance shown in my Deferred Compensation Account will be paid to my estate in a lump sum.
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I understand further that upon commencement of the year for which this election applies, this election is irrevocable as to amounts deferred for that year and that any change in the timing or form of payment thereafter can only be made by me on a showing of hardship and with the approval of the Executive Committee.

I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained thereto.



-----------------------------------     -----------------------------------
               Date                                   Director




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                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                         SELECTIVE INSURANCE GROUP, INC.
                                AND SUBSIDIARIES


                            NOTICE OF ELECTION UNDER

                                 SECTION 4(b) OF
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


In accordance with Section 4(b) of the Deferred Compensation Plan for Directors, as amended and restated as of May 8, 1996 (the "Plan"), I hereby elect to convert the following amount of the deferred cash balance in my deferred compensation account under the Plan to shares of the common stock, par value $2.00, of the Company ("Common Stock") in accordance with Section 4(b) of the
Plan:


                  _____ the entire balance (including amounts accrued after the date hereof through December 31, 1996)

                  _____    the amount of $________________


I understand that the period of deferral and form of payment set forth in my prior Notice(s) of Election under the Plan pertaining to the deferral of cash compensation shall apply to the shares of Common Stock into which such deferred cash compensation shall be converted pursuant hereto (the "Deferred Shares").

I understand that in the event of my death prior to receipt of all amounts payable to me and Deferred Shares issuable to me pursuant to the Plan, the cash balance shown in my Deferred Compensation Account and such Deferred Shares will be paid to my estate in a lump sum.

I understand further that this election is irrevocable, and that any change in the timing or form of payment thereafter can only be made by me on a showing of hardship and with the approval of the Committee.

I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained thereto.



___________________________________     ___________________________________
               Date                                   Director